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                     RESTATED CERTIFICATE OF INCORPORATION

                            OF NEXTEL PARTNERS, INC.

                    (Originally incorporated on July 8, 1998
                        under the name WIP Parent Corp.)

         Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation was adopted by the Corporation's Board of Directors and its shareholders in accordance with
Section 228 thereof. This Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation.


                                   ARTICLE I

                                      NAME

         The name of the Corporation is Nextel Partners, Inc.


                                   ARTICLE II

                      REGISTERED OFFICE; REGISTERED AGENT

         The address of the registered office of the Corporation in Delaware is 9 East Loockerman Street, Dover, Kent County, Delaware 19901, and the name of the Corporation's registered agent at such address is National Registered Agents, Inc.


                                  ARTICLE III

                                    PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

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                                   ARTICLE IV

                               AUTHORIZED CAPITAL

4.1 Authorized Capital. The total authorized number of shares of all classes of capital stock which the Corporation has authority to issue is 170,000,000 shares, consisting of:

(a) 70,000,000 shares of preferred stock, of which 25,000,000 shares are designated as Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), 25,000,000 shares are designated as Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), 15,000,000 shares are designated as Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"), and 5,000,000 shares are designated as Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock" and, together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock"; the "Series A Preferred Stock," "Series C Preferred Stock" and "Series D Preferred Stock" are sometimes collectively referred to herein as the "Convertible Preferred Stock"); and

(b) 100,000,000 shares of common stock, of which 75,000,000 shares are designated as Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), and 25,000,000 shares are designated as Class B Convertible Common Stock, par value $.001 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

4.2 Additional Series of Preferred Stock, Reacquired Shares.

(a) Subject to approval by holders of shares of any series or class of Preferred Stock to the extent such approval is required by its terms, the Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock in addition to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution or resolutions, the number of shares of Preferred Stock constituting such series, and the designations, powers, preferences and relative, participating, optional or other specified rights and the qualifications, limitations and restrictions thereof.

(b) Any shares of Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

4.3  Dividends.

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(a)    Holders of outstanding shares of Convertible Preferred Stock and holders of outstanding shares of Common Stock shall be entitled to receive dividends, out of funds legally available therefor, when, as and if declared by the Board of Directors. Dividends shall be paid to such holders on a pro rata basis (i) in the case of the holders of Convertible Preferred Stock, based on the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, that such holders would have received had such holders converted their shares of Convertible Preferred Stock into Common Stock as of the record date set for such dividend payment (the "Dividend Record Date") pursuant to Section 4.10 and
(ii) in the case of the holders of Common Stock, the number of shares of Common Stock held by such holders as of such Dividend Record Date. Holders of outstanding shares of Series B Preferred Stock shall not be entitled to receive dividends on their shares of Series B Preferred Stock.

(b) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set aside for payment, any dividends on shares of the Convertible Preferred Stock, the Common Stock or any other class of Capital Stock or series of preferred stock at any time.

4.4  Voting.

(a) Except as set forth in Section 4.4(b) or as otherwise required by Delaware law, the holders of the Series A Preferred Stock, the Series C Preferred Stock, the Class A Common Stock and Class B Common Stock shall vote together on each matter submitted for a vote of holders of Common Stock, and not by separate class or series. For purposes of any such vote (i) each holder of Series A Preferred Stock and each holder of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with this Restated Certificate of Incorporation and the Bylaws of the Corporation and to vote that number of shares of Common Stock that such holder would have received had such holder converted its shares of Series A Preferred Stock or Series C Preferred Stock into Common Stock as of the record date set for such vote (the "Voting Record Date") pursuant to Section 4.10 and (ii) each holder of Common Stock shall be entitled to vote that number of shares of the Common Stock held by such holder as of the Voting Record Date. Except as set forth in Section 4.4(b), or as otherwise required by Delaware law, (A) the holders of Series B Preferred Stock and the holders of Series D Preferred Stock shall not be entitled to vote on any matter submitted to stockholders and (B) the shares of Series B Preferred Stock and Series D Preferred Stock shall not be included for purposes of determining the number of shares of Capital Stock of the Corporation voting or entitled to vote on any such matter.

(b) So long as any shares of any series of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or, notwithstanding any contrary provision of the Bylaws of the Corporation, written consent of holders of at least a majority of the shares of such series of Preferred Stock then outstanding (or such higher percentage as may be required by Delaware law), each series voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (i) amend, alter or repeal any provision of this Restated Certificate of Incorporation or the Bylaws (by merger or otherwise) or of

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any provision (including the adoption of a new provision thereof which would result in an alteration or circumvention of the voting and other rights, preferences or privileges of the holders of such series of Preferred Stock), or to authorize additional shares of such series of Preferred Stock, (ii) authorize any Senior Securities, (iii) subject to Article V, merge or consolidate with or into any Person (A) if the Corporation is the surviving entity in the merger or consolidation and the specified rights, preferences or privileges of the holders of such series of Preferred Stock are changed adversely as a result of such transaction or (B) if the Corporation is not the surviving entity in the merger or consolidation and the securities of the surviving entity issued in exchange for the shares of such series of Preferred Stock have specified rights, preferences and privileges that are not as favorable as the specified rights, preferences and privileges of such series of Preferred Stock, or (iv) make any payment on account of, or set apart for payment any money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any shares of any class of Capital Stock of the Corporation, or any options, warrants or other rights exercisable for or convertible into any such Capital Stock, except (x) for repurchases of Common Stock (and options, warrants or other rights to acquire Common Stock) from employees or former employees (or consultants) of the Corporation and (y) to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Corporation or any of its Subsidiaries from any governmental agency.

4.5 Series A Preferred Stock. The Series A Preferred Stock shall have the following powers, preferences and rights and qualifications, limitations and restrictions (in addition to the powers, preferences and rights and qualifications, limitations and restrictions applicable to the Series A Preferred Stock specified elsewhere herein):

(a) Ranking. The Series A Preferred Stock shall, with respect to dividend rights, (i) rank senior to each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or which do not specify any rank relative to the Series A Preferred Stock, (ii) rank on a parity with the Series C Preferred Stock, the Series D Preferred Stock, the Class A Common Stock, the Class B Common Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks on a parity with the Series A Preferred Stock as to dividend rights and (iii) rank junior to each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to dividend rights. The Series A Preferred Stock shall, with respect to rights on liquidation, dissolution or winding-up of the Corporation, (A) rank senior to the Series C Preferred Stock, the Series D Preferred Stock, the Class A Common Stock, the Class B Common Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock or which do not specify any rank relative to the Series A Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation, (B) rank on a parity with each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks on a parity with the Series A Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation and
(C) rank junior to the Series B Preferred Stock and each other class of Capital Stock or series of

                                       4
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preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation.

(b)    Liquidation.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, $10 per share of Series A Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up, after any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Series B Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to distributions on liquidation, dissolution or winding-up of the Corporation and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of the Series C Preferred Stock, the Series D Preferred Stock, the Class A Common Stock, the Class B Common Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created which does not expressly provide that it ranks senior to the Series A Preferred Stock as to distributions upon the liquidation, winding-up or dissolution of the Corporation.

(ii) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created, which expressly provides that it ranks on a parity with the Series A Preferred Stock as to distributions upon the liquidation, winding-up or dissolution of the Corporation, are not paid in full, the holders of the Series A Preferred Stock and each such class of Capital Stock or series of preferred stock shall share ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled.

(iii) After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(iv) Neither the merger, consolidation or sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for purposes of this Section 4.5(b).

4.6 Series B Preferred Stock. The Series B Preferred Stock shall have the following powers, preferences and rights and qualifications, limitations and restrictions (in addition to the powers, preferences and rights and qualifications, limitations and restrictions applicable to the Series B Preferred Stock specified elsewhere herein):


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(a)    Ranking. The Series B Preferred Stock shall, with respect to rights on liquidation, dissolution or winding-up of the Corporation, (i) rank senior to the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Class A Common Stock, the Class B Common Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Stock or which do not specify any rank relative to the Series B Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation, (ii) rank on a parity with each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks on a parity with the Series B Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation and (iii) rank junior to each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series B Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation. The holders of outstanding shares of Series B Preferred Stock shall not be entitled to receive dividends on their shares of Series B Preferred Stock (other than paid in connection with the liquidation, dissolution or winding-up of the Corporation).

(b)    Liquidation.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, the Accreted Liquidation Preference to the date fixed for liquidation, dissolution or winding-up, before any payment shall be made on or any assets distributed to the holders of shares of any class of Capital Stock or series of preferred stock of the Corporation, the terms of which do not expressly provide that it ranks senior to the Series B Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation.

(ii) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, any amounts payable with respect to the Series B Preferred Stock and any other class of Capital Stock or series of preferred stock of the Corporation, the terms of which expressly provide that it ranks on a parity with the Series B Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation, are not paid in full, the holders of the Series B Preferred Stock and any other such class of Capital Stock or series of preferred stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full amount of the Accreted Liquidation Preference to which each is entitled.

(iii) After payment of the full amount of the Accreted Liquidation Preference to which they are entitled, the holders of Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(iv) Neither the merger, consolidation or sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this Section 4.6(b).


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(c)    Redemption.

(i) Optional Redemption. The Series B Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto existing on the Closing Date, compliance with covenants contained in the Senior Notes Indenture and the legal availability of funds therefor) at any time, at the Corporation's option, in whole but not in part, in the manner provided in paragraph (iii) below, at a redemption price equal to the amount of the Accreted Liquidation Preference to the date fixed for redemption.

(ii) Mandatory Redemption. On the Mandatory Redemption Date, the Corporation shall redeem from any source of funds legally available therefor, in the manner provided in paragraph (iii) below, all of the shares of Series B Preferred Stock then outstanding, at an aggregate redemption price equal to the Accreted Liquidation Preference thereof. The redemption price shall be payable in cash, provided, that if the Initial Public Offering has not been completed prior to the Mandatory Redemption Date, the Corporation may elect to pay the redemption price by delivering to the holders of Series B Preferred Stock one duly authorized, validly issued, fully paid and non-assessable share of Series C Preferred Stock for each share of Series B Preferred Stock so redeemed.

(iii)  Procedures for Redemption.

(A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Series B Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each holder of record on the record date fixed for such redemption of the Series B Preferred Stock at such holder's address as the same appears on the stock register of the Corporation, provided, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Preferred Stock to be redeemed except as to any holder to whom the Corporation has failed to give said notice or whose notice was defective. The Redemption Notice shall state: (1) the number of shares of Series B Preferred Stock held, as of the appropriate record date, by the holder that the Corporation intends to redeem; (2) the date fixed for redemption (the "Redemption Date"); (3) the amount of the redemption price per share of Series B Preferred Stock or, if applicable in the case of a mandatory redemption, that the redemption price will be paid in shares of Series C Preferred Stock in accordance with paragraph (ii) above; (4) that the holder is to surrender to the Corporation his certificate or certificates representing the shares of Series B Preferred Stock to be redeemed at the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for redemption; and (5) that the Accreted Liquidation Preference shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

(B) Each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such shares of Series B Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice. The full redemption price for such shares of

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Series B Preferred Stock shall be payable to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

(C) Unless the Corporation defaults in the payment in full of the applicable redemption price, the Accreted Liquidation Preference shall cease to accrue on the Redemption Date, and the holders of such redeemed shares shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the redemption price, without interest.

(iv) Certain Adjustments. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Series C Preferred Stock into a greater number of shares, the rate at which shares of Series C Preferred Stock are issued in exchange for shares of Series
B Preferred Stock in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding shares of Series C Preferred Stock shall be combined into a smaller number of shares, the rate at which shares of Series C Preferred Stock are issued in exchange for shares of Series B Preferred Stock in effect immediately prior to such combination shall be proportionately reduced.

(v) Reservation of Series C Preferred Stock. The Corporation shall at all times reserve and keep available for issuance upon the redemption of the Series B Preferred Stock the maximum number of its authorized but unissued shares of Series C Preferred Stock as is reasonably anticipated to be sufficient to permit the redemption of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Series C Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series C Preferred Stock to permit such reservation or to permit the redemption of all outstanding shares of Series B Preferred Stock.

4.7 Series C Preferred Stock. The Series C Preferred Stock shall have the following powers, preferences and rights and qualifications, limitations and restrictions (in addition to the powers, preferences and rights and qualifications, limitations and restrictions applicable to the Series C Preferred Stock specified elsewhere herein):

(a) Ranking. The Series C Preferred Stock shall, with respect to dividend rights, (i) rank senior to each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Series C Preferred Stock as to dividend rights or which do not specify any rank relative to the Series C Preferred, (ii) rank on a parity with the Series A Preferred Stock, the Series D Preferred Stock, the Class A Common Stock, the Class B Common Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks on a parity with the Series C Preferred Stock as to dividend rights and
(iii) rank junior to each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series C Preferred Stock as to dividend rights. The Series C Preferred Stock shall, with respect to rights on liquidation, dissolution or winding-up of the Corporation, (A) rank senior to the Class A Common Stock, the Class B Common Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which do not


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expressly provide that it ranks senior to or on a parity with the
Series C Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation, (B) rank on a parity with the Series D Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks on a parity with the Series C Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation and (C) rank junior to the Series A Preferred Stock, the Series B Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series C Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation.

(b)    Liquidation.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series C Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, $10 per share of Series C Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up, after any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Series A Preferred Stock and Series B Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series C Preferred Stock as to distributions on liquidation, dissolution or winding-up of the Corporation, and before any payment or distribution of assets of the Corporation (whether capital or surplus) shall be made to the holders of shares of any class of Capital Stock or series of preferred stock of the Corporation, the terms of which do not expressly provide that it ranks senior to the Series C Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation.

(ii) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series C Preferred Stock and the Series D Preferred Stock, and any other class of Capital Stock or series of preferred stock of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation, are not paid in full, the holders of the Series C Preferred Stock and the Series D Preferred Stock, and any other such class of Capital Stock or series of preferred stock, shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled.

(iii) After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of Series C Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

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(iv)   Neither the merger, consolidation or sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this Section 4.7(b).

4.8 Series D Preferred Stock. The Series D Preferred Stock shall have the following powers, preferences and rights and qualifications, limitations and restrictions (in addition to the powers, preferences and rights and qualifications, limitations and restrictions applicable to the Series D Preferred Stock specified elsewhere herein):

(a) Ranking. The Series D Preferred Stock shall, with respect to dividend rights, (i) rank senior to each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Series D Preferred Stock as to dividend rights or which do not specify any rank relative to the Series D Preferred, (ii) rank on a parity with the Series A Preferred Stock, the Series C Preferred Stock, the Class A Common Stock, the Class B Common Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks on a party with the Series D Preferred Stock as to dividend rights and
(iii) rank junior to each class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series D Preferred Stock as to dividend rights. The Series D Preferred Stock shall, with respect to rights on liquidation, dissolution or winding-up of the Corporation, (A) rank senior to the Class A Common Stock, the Class B Common Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Series D Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation, (B) rank on a parity with the Series C Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks on a parity with the Series D Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation and (C) rank junior to the Series A Preferred Stock, the Series B Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series D Preferred Stock as to rights on liquidation, dissolution or winding-up of the Corporation.

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(b)    Liquidation.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series D Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, $10 per share of Series D Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up, after any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Series A Preferred Stock and Series B Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Series D Preferred Stock as to distributions on liquidation, dissolution or winding-up of the Corporation, and before any payment or distribution of assets of the Corporation (whether capital or surplus) shall be made to the holders of shares of any class of Capital Stock or series of preferred stock of the Corporation, the terms of which do not expressly provide that it ranks senior to the Series D Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation.

(ii) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series D Preferred Stock and the Series C Preferred Stock, and any other class of Capital Stock or series of preferred stock of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation, are not paid in full, the holders of the Series D Preferred Stock and the Series C Preferred Stock, and any other such class of Capital Stock or series of preferred stock, shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled.

(iii) After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of Series D Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(iv) Neither the merger, consolidation or sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this Section 4.8(b).

4.9 Common Stock. Except as provided in this Section 4.9, in Sections 5.1(a)(i), 5.1(b)(i), 5.5 or otherwise, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(a) Ranking. The Class A Common Stock shall, with respect to dividend rights, rank on a parity with the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the

Class B Common Stock and each other class of common stock of the Corporation hereafter created. The Class A Common Stock shall, with respect to rights on liquidation, dissolution or winding-up of the Corporation, (i) rank on a parity with the Class B Common Stock and each other class of common stock of the Corporation hereafter created and (ii) rank junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Class A Common Stock or which do not specify any rank relative to the Class A Common Stock as to rights on liquidation, dissolution or winding-up of the Corporation.

(b) Class B Common Stock. The Class B Common Stock shall, with respect to dividend rights, rank on a parity with the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Class A Common Stock and each other class of common stock of the Corporation hereafter created. The Class B Common Stock shall, with respect to rights on liquidation, dissolution or winding-up of the Corporation, (i) rank on a parity with the Class A Common Stock and each other class of common stock of the Corporation hereafter created and (ii) rank junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and each other class of Capital Stock or series of preferred stock of the Corporation hereafter created the terms of which expressly provide that it ranks senior to the Class B Common Stock or which do not specify any rank relative to the Class B Common Stock as to rights on liquidation, dissolution or winding-up of the Corporation.

(c) Dividends. Holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that no dividend may be declared and paid to holders of Class A Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of Class
B Common Stock a per share dividend equal to the dividend declared and paid to holders of Class A Common Stock, and vice versa. Common stock dividends declared on the Class A Common Stock shall be payable in Class A Common Stock, and common stock dividends declared on Class B Common Stock shall be payable in Class B Common Stock.

(d) Voting. On all matters upon which stockholders are entitled or permitted to vote, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in such stockholder's name on the transfer books of the Corporation and every holder of Class B Common Stock shall be entitled to one vote in person or by proxy for each share of Class B Common Stock standing in his or its name on the transfer books of the Corporation. Except as set forth in Section 4.4(a) or as may otherwise be required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class.

(e) Subdivisions and Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined.

(f) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock shall receive a pro rata distribution of any remaining assets after payment or provision for liabilities and the liquidation preference on stock, if any.

(g) Merger and Consolidation. In the event of the merger or consolidation of the Corporation with or into any other entity pursuant to a transaction in which the outstanding Common Stock of the Corporation is converted into or exchanged for cash, securities or other property, holders of Class A Common Stock and holders of Class B Common Stock shall receive the same kind and amount of consideration per share payable to holders of Common Stock in connection with such transaction.

4.10  Conversion Rights of Convertible Preferred Stock and Class B
Common Stock. The Series A Preferred Stock and the Class B Common Stock shall be convertible into Class A Common Stock, and the Series C Preferred Stock and the Series D Preferred Stock shall be convertible into Class B Common Stock, as follows:

(a)    Optional Conversion. Subject to the procedures set forth herein:

(i) each share of Series A Preferred Stock shall be convertible into Class A Common Stock, at the option of the holders thereof, at any time and from time to time, at the Class A Conversion Rate;

(ii) each share of Class B Common Stock shall be convertible into Class A Common Stock, at the option of any Class B Shareholder concurrently with a sale or other transfer of such shares of Class B Common Stock to any Person other than a Class B Shareholder, in each case at any time and from time to time, at the Class A Conversion Rate; and

(iii) each share of Series C Preferred Stock and each share of Series D Preferred Stock shall be convertible into Class B Common Stock, at the option of the holders thereof, at any time and from time to time, at the Class B Conversion Rate.

(b)    Mandatory Conversion. Subject to the procedures set forth herein:

(i) shares of Class A Common Stock acquired by any Nextel Shareholder shall immediately and automatically be converted into an equal number of shares of Class B Common Stock at the Class B Conversion Rate;

(ii) on the IPO Date (A) each share of Series A Preferred Stock then outstanding shall automatically be converted into Class A Common Stock at the Class A Conversion Rate and (B) each share of Series C Preferred Stock then outstanding and each share of Series D Preferred Stock shall automatically be converted into Class B Common Stock at the Class B Conversion Rate; and

(iii) if a shareholder defaults on its payment obligations under Section 2.03 of the Subscription Agreement, such shareholder's shares of Series A Preferred Stock shall automatically be converted into Class A Common Stock at the Class A Conversion Rate.

(c) Procedures for Conversion. A holder of shares of Convertible Preferred Stock or Class B Common Stock desiring to exercise such holder's option to convert pursuant to Section 4.10(a) shall surrender to the Corporation, at its principal office or such other office or agency maintained by the Corporation for such purpose, the certificates representing the shares of Convertible Preferred Stock or Class B Common Stock to be converted, accompanied by a written notice stating that such holder elects to convert such shares in accordance herewith. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. As soon as practicable after the surrender of such certificates and receipt of such notice, the Corporation shall issue to such holder the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, into which such shares of Convertible Preferred Stock or Class B Common Stock are convertible. All shares of Class A Common Stock delivered upon conversion of the Convertible Preferred Stock or Class B Common Stock will upon delivery be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Certificates representing shares of Class A Common Stock issued upon conversion shall be delivered to such holder at the address of such holder as it appears on the records of the transfer agent for the Corporation (or the records of the Corporation if it serves as its own transfer agent). Such conversion shall be deemed to have been made at the close of business on the date of the receipt of such notice and of such surrender of the certificates representing the shares of Convertible Preferred Stock or Class B Common Stock to be converted, and the rights of the holder thereof shall cease on such date of receipt and surrender, except for the right to receive the shares of Class A Common Stock or Class B Common Stock, as the case may be, issuable upon conversion thereof, and payment of any declared but unpaid dividends thereon.

(d) Procedures for Mandatory Conversion. Holders of record of shares of Convertible Preferred Stock will be given at least 30 but not more than 60 days' prior written notice of the date fixed (the "Mandatory Conversion Date") and the place designated for mandatory conversion of the Convertible Preferred Stock pursuant to Section 4.10(b). Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Convertible Preferred Stock at the address of such holder as it appears on the records of the transfer agent for the Convertible Preferred Stock (or the records of the Corporation if it serves as its own transfer agent). On or before the Mandatory Conversion Date, each holder of shares of Convertible Preferred Stock shall surrender certificates for all such shares to the Corporation at the place designated in such notice. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. On and after the

Mandatory Conversion Date, all rights with respect to the Convertible Preferred Stock so converted will terminate, except for the right to receive the shares of Class A Common Stock or Class B Common Stock, as the case may be, issuable upon conversion thereof, and payment of any declared but unpaid dividends thereon. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificates representing shares of Convertible Preferred Stock to be converted, the Corporation shall issue and deliver to such holder, or on such holder's written order to such holder's nominees, certificates for the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, issuable upon such conversion in accordance with the provisions hereof.

(e) No Charge or Tax. The issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of Convertible Preferred Stock or Class B Common Stock pursuant to this Section 4.10 shall be made without charge to the holder of shares of Convertible Preferred Stock or Class B Common Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

(f) FCC Approval. Notwithstanding anything herein to the contrary, if FCC or other regulatory approval is required to be obtained prior to the conversion of shares of Convertible Preferred Stock or Class B Common Stock pursuant to
Section 4.10(a) or 4.10(b), the holder thereof may nevertheless elect to convert any or all of such holder's shares of Convertible Preferred Stock or Class B Common Stock by written notice given to the Corporation in accordance with Section 4.10(c), or the mandatory conversion may nevertheless proceed in accordance with Section 4.10(d), as applicable, provided that in any event such conversion shall not become effective until the close of business on the date of the receipt of the last of any such approvals and of the surrender of the certificates representing the shares of Convertible Preferred Stock or Class B Common Stock to be converted, and the rights of the holder thereof shall continue in full force and effect pending the receipt of all such approvals.

(g) Certain Adjustments. If there occurs any capital reorganization or any reclassification of the Common Stock, the consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Common Stock) or the sale or conveyance of all or substantially all of the assets of the Corporation, then each share of Convertible Preferred Stock and Class B Common Stock shall thereafter be convertible into the same kind and amount of securities (including shares of stock) or other assets (or both) which were issuable or distributable to the holders of outstanding Common Stock upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock into which such share of Convertible Preferred Stock or Class B Common Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors, whose determination shall be conclusive) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably practicable, in relation to any securities or other assets thereafter deliverable upon conversion of the Convertible Preferred Stock or Class B Common Stock.

(h) Notice of Adjustments. Whenever the securities or other property deliverable upon the conversion of the Convertible Preferred Stock or Class B Common Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Convertible Preferred Stock and/or the Class B Common Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at the Corporation's principal executive office and with any transfer agent or agents for the Convertible Preferred Stock and/or the Class B Common Stock, a certificate, signed by the President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, Treasurer or one of its Assistant Treasurers, identifying the securities or other property deliverable per share of Convertible Preferred Stock and/or the Class B Common Stock (calculated to the nearest cent or to the nearest 1/100 of a share) and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

(i) Notice of Certain Events. In case the Corporation shall propose at any time or from time to time (i) to declare or pay any dividend payable in stock of any class to the holders of Common Stock in accordance with Section 4.9(c) or to make any other distribution to the holders of Common Stock, (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to subdivide, split or effect any combination or reclassification of its Common Stock, (iv) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation which would, if consummated, adjust the Class A Conversion Rate, the Class B Conversion Rate or the securities issuable upon conversion of shares of Convertible Preferred Stock or the Class B Common Stock, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall mail to each holder of shares of Convertible Preferred Stock and Class B Common Stock, at such holder's address as it appears on the transfer books of the Corporation, a written notice of such proposed action, which shall specify (A) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend or distribution of rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least 20 Business Days prior to the applicable record, determination or effective date, specified in such notice.

(j)    Reservation of Common Stock.

(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of the shares of Convertible Preferred Stock and Class B Common Stock the maximum number of its authorized but unissued shares of Class A Common Stock and Class B Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock and Class B Common Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock and Class B Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock and Class B Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Convertible Preferred Stock and Class B Common Stock.

(ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock and Class B Common Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

(iii) In connection with the conversion of any shares of Convertible Preferred Stock and Class B Common Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the price per share of Common Stock on the Business Day on which such shares of Convertible Preferred Stock and Class B Common Stock are deemed to have been converted.


                                   ARTICLE V

                     CERTAIN RIGHTS AND OBLIGATIONS OF NWIP

         The provisions of this Article V shall not be effective until the IPO Date except for those provisions necessary to implement (i) any exercise of the NWIP Call Right under Section 5.1(a)(i)(C) or (ii) any exercise of the Put Right in connection with a Put Event described in clause (D) of the definition thereof.

5.1   NWIP Call Right; Put Right.

(a)    NWIP Call Right.

(i) On the terms and subject to the conditions hereof, upon (A) the ninth anni versary of the Closing Date, (B) the exercise by NWIP of its call right under Section 7.03 or 7.04(d) of the Shareholders' Agreement or (C) termination of the Joint Venture Agree ment in accordance with Section 12.9D thereof, NWIP shall have the right (the "NWIP Call Right") to purchase all (but not less than all) of the shares of Class A Common Stock then outstanding, provided, that if the NWIP Call Right pertains to clause (A) above, the Board of Directors (by majority vote with the NWIP Designee abstaining) will have the right to postpone the exercise of the NWIP Call Right for 365 days on each of two occasions and for 180 days on one additional occasion by giving written notice of such election to NWIP within five Business Days after delivery of the applicable NWIP Call Notice (or after the one-year or six-month anniversary of the postponement of the exercise of the NWIP Call Right, as the case may be, in the event that the NWIP Call Right is postponed); provided, that NWIP shall not be obligated to consummate the transaction contemplated by the NWIP Call Right that has been so postponed, unless NWIP so notifies the shareholders and the Corporation not later than 90 days following the expiration of the relevant postponement period.

(ii) To exercise the NWIP Call Right under Section 5.1(a)(i)(A), NWIP must give written notice (the "NWIP Call Notice") by first-class mail, postage prepaid, to the shareholders and the Corporation no later than the 90th day following the later of (i) the relevant anniversary and (ii) if applicable, the relevant postponement period. Such NWIP Call Right will expire on the later of
(x) the 91st day following the ninth anniversary of the Closing Date and (y) if applicable, the 91st day following the relevant postponement period, if NWIP has not delivered an NWIP Call Notice by such time. To exercise the NWIP Call Right under Section 5.1(a)(i)(B), NWIP must give the NWIP Call Notice to the Class A Shareholders and the Corporation in accordance with the time periods set forth in the relevant section of the Shareholders' Agreement. The NWIP Call Right under Section 5.1(a)(i)(C) will automatically be exercised upon the termination of the Joint Venture Agreement pursuant to Section 12.9D thereof, and the Class A Shareholders shall thereupon be obligated to sell their shares of Class A Common Stock in accordance with either, at NWIP's election, Section
5.3 (an "Article V Purchase") or Section 5.4 (an "Article V Redemption").

(iii) The purchase price payable for all outstanding shares of Class A Common Stock purchased pursuant to the exercise of the NWIP Call Right under Section 5.1(a)(i)(A) or Section 5.1(a)(i)(B) (the "NWIP Call Price") shall be the portion allocable to the Class A Common Stock of the Corporation's Fair Market Value determined in accordance with Section 5.7, provided, that if the exercise of the NWIP Call Right is pursuant to NWIP's rights under Section 7.03 of the Shareholders' Agreement, Fair Market Value shall be determined as if neither the Corporation nor the NDS needed to implement the Technology Change (as defined in Section 7.03 of the Shareholders' Agreement) and without diminishing the value of the Corporation due to the fact that the Technology Change had not been implemented. The purchase price payable for all outstanding shares of Class A Common Stock purchased pursuant to the exercise of the NWIP Call Right under Section 5.1(a)(i)(C) shall be 80% of the portion allocable to the Class A Common Stock of the Company Equity Value (as defined in the Joint Venture Agreement).

(iv) The NWIP Call Notice shall state: (A) the applicable event under Section 5.1(b)(i) giving rise to the NWIP Call Right; (B) the name and address of the NWIP Appraiser; and (C) the proposed date on which (or the period following the determination of Fair Market Value during which) NWIP will deposit cash or Nextel Shares with the Payment Agent for the purpose of funding the Article V Purchase or the Article V Redemption. NWIP's election to exercise the NWIP Call Right shall be irrevocable upon delivery of the NWIP Call Notice. The Corporation Appraiser shall be named by the Board of Directors within 20 days of receipt of the NWIP Call Notice.

(b)    Put Right.

(i)    Within 60 days after the occurrence of a Put Event (other than a Nextel
Sale), the Corporation shall notify the Class A Shareholders of the date and time of a special meeting of the Class A Shareholders, which date will not be more than 120 days after the date of the Put Event (or such later date as required by applicable law, including any requirement to provide the Class A Shareholders with an effective registration statement relating to the Nextel Shares). Within five days after the occurrence of a Nextel Sale, the Corporation shall notify the Class A Shareholders of the occurrence of such Nextel Sale, and at any time thereafter Class A Shareholders holding 20% or more of the outstanding Voting Stock of such Shareholders shall have the right to require that the Corporation notify the Class A Shareholders of the date and time of a special meeting of such Shareholders, which date will not be more than 20 days after the date the Corporation receives such request (or such later date as required by applicable law, including any requirement to provide such shareholders with an effective registration statement relating to Nextel Shares). At such meeting the Class A Shareholders will have the right (the "Put Right") to require NWIP to purchase all (but not less than all) of the shares of Class A Common Stock then outstanding at a price determined in accordance with clause (iii) below, provided, that if the Put Event is a Nextel Sale, the Class A Shareholders, by majority vote, may adjourn such meeting until a date not to exceed 545 days after the Nextel Sale. "Put Event" means any of the following events:

(A)    a Nextel Sale;

(B) the purchase by NWIP of Common Stock in accordance with its Preemption Right with respect to a Qualifying DLJ Demand under Section 5.03 of the Shareholders' Agreement (a "NWIP Preemption Put");

(C) the exercise of a put right granted by the Board of Directors to the Class A Shareholders pursuant to Section 7.04 of the Shareholders' Agreement; or

(D) the termination of the Joint Venture Agreement in accordance with Section 12.9E thereof.

(ii) If the Class A Shareholders vote to exercise the Put Right at the meeting held pursuant to clause (i) above, no later than (A) in the case of a Nextel Sale, 545 days after such Put Event or (B) in the case of a Put Event other than a Nextel Sale, the 90th day after the Put Event (or such later date if such meeting is delayed pursuant to clause (i) above), the Class A Shareholders shall be obligated to sell their shares of Class A Common Stock to NWIP, and NWIP shall be obligated to purchase such shares, in accordance with either, at NWIP's election, Section 5.3 or Section 5.4.

(iii) The purchase price paid by NWIP for the Class A Common Stock purchased pursuant to this Section 5.1(b) (the "Put Price") shall be determined as follows:

(A) If the Put Event is a Nextel Sale, the Put Price will be the portion allocable to the Class A Common Stock of the Fair Market Value of the Corporation as determined in accordance with Section 5.7;

(B) If the Put Event is an NWIP Preemption Put, the Put Price will be the same per share price that was paid by NWIP to purchase the shares subject to the Qualifying DLJ Demand;

(C) If the Put Event is the exercise of put rights under Section 7.04 of the Shareholders' Agreement, the Put Price will be the portion allocable to the Class A Common Stock of the Investment Formula Price; and

(D) If the Put Event is the termination of the Joint Venture Agreement in accordance with Section 12.9E thereof, the Put Price will be 120% of the portion allocable to the Class A Common Stock of the Company Equity Value (as defined in the Shareholders' Agreement).

(iv) If NWIP is required to purchase all outstanding shares of Class A Common Stock as set forth in this Section 5.1(b), unvested or out-of-the-money derivative securities of the Corporation shall be treated as follows: (A) in the case of an NWIP Preemption Put, all unvested or out-of-the-money options and warrants issued by the Corporation that are granted at any time during the period from 30 days before the Corporation's announcement of its intention to proceed with a Demand Registration (as defined in the Shareholders' Agreement) until the date on which the pre-emptive purchase by NWIP is closed, and are not granted consistently with ordinary past practice of the Corporation's employee compensation programs or policies, shall be terminated; (B) all other unvested or out-of-the-money options or warrants (as appropriate) will be converted to substantially identical options or warrants to acquire shares of common stock of Nextel on the same substantive economic terms (based on the per common share price of the Corporation in the pre-emptive purchase and the per common share price of Nextel on the pre-emptive purchase date) and other terms as applied to the Corporation options or warrants and all shares of Common Stock subject to vesting under the Restricted Stock Purchase Agreements; and (C) all shares of Common Stock issuable upon exercise of options granted under the 1999 Stock Option Plan, in each case that are beneficially owned by the Management Shareholders, shall be purchased by NWIP pursuant to this Section 5.1(b) (it being understood that NWIP's acquisition of all the outstanding shares of Class A Common Stock pursuant to this Section 5.1(b) shall constitute a "Change in Control of the Company" for purposes of the Restricted Stock Purchase Agreements and the 1999 Stock Option Plan).

(v) Upon the consummation of a Section 5.5 Sale, all the Put Rights shall terminate except for the Put Right with respect to a Nextel Sale, which right shall not terminate until the one-year anniversary of the date of the consummation of the Section 5.5 Sale.

         5.2A Delivery of Nextel Shares.

(a) Any payment for Class A Common Stock purchased by NWIP from the Class A Shareholders pursuant to this Article V may be made, at NWIP's election, by delivery of listed Nextel common stock (the "Nextel Shares"), provided, that NWIP delivers such Nextel Shares within 180 days of the date of the Article V Closing, and provided, further, that in connection with the delivery of the Nextel Shares, NWIP (and Nextel with respect to Section 5.2A(c)) agrees to comply with the requirements set forth in this Section 5.2A. Notwithstanding the immediately preceding sentence, if NWIP elects to deliver Nextel Shares, which election NWIP may change at any time prior to the delivery of such shares, NWIP will use its reasonable best efforts to deliver Nextel Shares as promptly as practicable, provided, that (x) if NWIP fails to deliver the Nextel Shares or cash within 60 days of the date such payment is due, it shall pay interest on the purchase price at a rate of 10% per annum from the date such payment is due and (y) if NWIP fails to deliver the Nextel Shares in accordance with this Section 5.2A, NWIP shall deliver cash no later than the 180th day following the date such payment is due.

(b) If NWIP delivers Nextel Shares, in lieu of cash, pursuant to Section 5.2A(a), NWIP shall use its reasonable best efforts to facilitate the conversion of such Nextel Shares to cash within 30 days of delivery of the Nextel Shares.

(c) NWIP shall not be deemed to have delivered Nextel Shares or to have discharged its payment obligations hereunder unless, at the time of delivery of such Nextel Shares, (i) NWIP delivers to the Board of Directors and the holders of Class A Common Stock an SEC "no-action" letter or an opinion of counsel reasonably acceptable to the Board of Directors (excluding the NWIP Designee) that provides that, assuming that the shareholder receiving the Nextel Shares is not an Affiliate of Nextel, the shares to be received by that shareholder can be freely sold without complying with the registration requirements of the Securities Act or (ii) the SEC has declared effective a registration statement on the appropriate form, Nextel has caused such shares to be quoted on the NASDAQ National Market and the recipient shall have a continuous period of 60 days from the date of delivery to sell such shares under such registration statement.

(d) For purposes of any payment by NWIP in Nextel Shares, the value of Nextel Shares will be based on the average Closing Price of Nextel common stock for the ten Trading Days immediately preceding the date of delivery of the Nextel Shares. If NWIP elects to consummate a transaction with Nextel Shares instead of cash, NWIP will take all reasonable steps requested by the Board of Directors (with any NWIP Designee abstaining) to permit the purchase to be tax deferred to the relevant shareholders.

         5.2B Article V Transaction Notice. Within ten days of receipt by the Corporation of a NWIP Call Notice, written notice (the "Article V Transaction Notice") shall be given by the Corporation to each Record Holder by first-class mail, postage prepaid, to the address as shown on the records of the Corporation, on the Record Date fixed by the Article V Transaction Notice, which date shall not be less than ten nor more than 20 days following the date of such notice. The Article V Transaction Notice shall state: (1) the number of shares of Class A Common Stock held, as of the Record Date, by the Record Holder; (2) the date proposed for the Article V Transaction (if NWIP elects, in accordance with Section 5.3, to fund an Article V Purchase, such date shall be the "Article V Purchase Date," if NWIP elects, in accordance with Section 5.4, to fund an Article V Redemption, such date shall be the "Article V Redemption Date"); and (3) that the Record Holder is to surrender to the Payment Agent the certificates representing such holder's shares of Class A Common Stock to be purchased or redeemed, as applicable, at the place where certificates for shares of Class A Common Stock are to be surrendered for purchase or redemption, as applicable.

5.3  Article V Purchase.

(a) On or before the Article V Transaction Date, NWIP shall notify the Corporation whether NWIP has elected to fund an Article V Purchase or an
Article V Redemption. If NWIP elects to fund an Article V Purchase, NWIP shall comply with the provisions of this Section 5.3.

(b) On or before the Article V Purchase Date, NWIP shall deposit the full amount of the Option Price for all of the issued and outstanding shares of Class A Common Stock with the Payment Agent to pay, on NWIP's behalf, the Option Price. Cash, if any, and Nextel Shares, if any, deposited with the Payment Agent shall be delivered in trust for the benefit of the Record Holders. NWIP shall provide the Payment Agent with irrevocable instructions to pay the NWIP Call Price or the Put Price, as the case may be, for the Class A Common Stock to the Record Holders upon surrender of the certificates representing their shares of Class A Common Stock.

(c) Payment for shares of Class A Common Stock shall be mailed to each such Record Holder at the address set forth in the Corporation's records or at the address provided by each such Record Holder or, if no address is set forth in the Corporation's records for any such Record Holder or provided by such Record Holder, to such Record Holder at the address of the Corporation, but only upon receipt from such Record Holder of certificates evidencing shares of Class A Common Stock. At the request of NWIP, the Corporation shall provide, or shall cause its transfer agent to provide, to NWIP or to the Payment Agent, free of charge, a complete list of the Record Holders, including the number of shares of Class A Common Stock held of record and the address of each Record Holder.

5.4  Article V Redemption.

(a) On or before the Article V Transaction Date, NWIP shall notify the Corporation whether NWIP has elected to fund an Article V Purchase or an
Article V Redemption. If NWIP elects to fund an Article V Redemption, NWIP shall comply with the provisions of this Section 5.4.

(b) On or before the Article V Redemption Date, NWIP shall deposit the full amount of the Option Price for all of the issued and outstanding shares of Class A Common Stock with the Payment Agent to pay, on NWIP's behalf, the Option Price. Cash, if any, and Nextel Shares, if any, deposited with the Payment Agent shall be delivered in trust for the benefit of the Record Holders. Immediately upon the deposit by NWIP of the full amount of the Option Price for all of the issued and outstanding shares of Class A Common Stock, then, notwithstanding that any certificate for shares of Class A Common Stock subject to redemption shall not have been surrendered for cancellation, all shares of Class A Common Stock shall no longer be deemed to be outstanding on and after the Article V Redemption Date, and all rights with respect to such shares shall forthwith cease and terminate at the close of business on the
Article V Redemption Date, except only the right of the Record Holders to receive the Option Price for all of the issued and outstanding shares of Class A Common Stock, without interest.

(c) Unless the Corporation defaults in the payment in full of the applicable redemption price, the holders of such redeemed shares shall cease to have any further rights with respect thereto from and after the Article V Redemption Date, other than the right to receive the redemption price, without interest.

5.5  Special Nextel Sale Rights.

(a) The Class B Shareholders may collectively transfer all, but not less than all, of their shares of Common Stock to a third party after the twelfth anniversary of the Closing Date (a "Section 5.5 Sale"), but only after complying with this Section 5.5. If the Class B Shareholders wish to consummate a Section 5.5 Sale, the Class B Shareholders shall provide written notice (a "Section 5.5 Notice") of such Section 5.5 Sale to the Class A Shareholders and the Corporation not later than the 45th day prior to the proposed Section 5.5 Sale (or such later date as required by applicable law). The Section 5.5 Notice shall identify (i) the third party transferee (the "Section 5.5 Purchaser"),
(ii) the number of shares owned by the Class B Shareholders subject to the
Section 5.5 Sale and the form and amount of consideration per share for which a transfer is proposed to be made (the "Section 5.5 Sale Price"), and (iii) all other material terms and conditions of the Section 5.5 Sale. Within five Business Days of the receipt of such Section 5.5 Notice, the Corporation shall notify all Class A Shareholders of the date and time of a special meeting of such shareholders, which date will not be more than 25 days after receipt of the Section 5.5 Notice (or such later date as required by applicable law). At such meeting all Class A Shareholders shall be entitled to vote whether to sell their shares to the Section 5.5 Purchaser on the same terms and conditions as the Class B Shareholders. If such Class A Shareholders elect to sell their shares to the Section 5.5 Purchaser by the affirmative vote of at least 50% of the then outstanding Voting Stock held by such Class A Shareholders, all Class
A Shareholders shall be required to participate in the Section 5.5 Sale on the terms and conditions set forth in the Section 5.5 Notice and to tender all of their shares as set forth below. Within five days (or such later date as required by applicable law) following such vote, the Corporation shall deliver to a representative of the Class B Shareholders designated in the Section 5.5 Notice a notice indicating whether the Class A Shareholders will participate in the Section 5.5 Sale. If the Class A Shareholders elect to participate in the
Section 5.5 Sale, then, on or prior to the date of such sale, they shall deliver to the representative of the Class B Shareholders certificates representing all shares held by the Class A Shareholders, duly endorsed, together with all other documents required to be executed in connection with such Section 5.5 Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such shares pursuant to this Section 5.5(a) at the closing for such Section 5.5 Sale against delivery to the Class A Shareholders of the consideration therefor. If any Class A Shareholder should fail to deliver such certificates or, in lieu thereof (as provided above) an unconditional agreement to deliver such shares at the closing for such Section
5.5 Sale, to the Class B Shareholders, such Class A Shareholder have shall have irrevocably agreed that, upon the closing of the Section 5.5 Sale, such shares shall no longer be deemed to be outstanding and all rights of a shareholder with respect to such shares will terminate except the right to receive the
Section 5.5 Sale Price and the Corporation shall (subject to reversal under Section 5.5(b)) cause the books and records of the Corporation to show that such shares are bound by the provisions of this Section 5.5 and that such shares shall be transferred to the Section 5.5 Purchaser immediately upon surrender for transfer by the holder thereof or as otherwise provided in this
Section 5.5(a).

(b) If, within 270 days after the Class A Shareholders give notice of their election to sell their shares pursuant to this Section 5.5, the Class B Shareholders have not consummated the Section 5.5

Sale, then (i) the Class A Shareholders shall not be required to sell their shares to the Section 5.5 Purchaser, (ii) the representative of the Class B Shareholders shall return to each of the Class A Shareholders all certificates representing shares that such Class A Shareholder delivered for transfer pursuant hereto, together with any documents in the possession of the Class B Shareholders executed by the Class A Shareholders in connection with such proposed transfer, and (iii) all of the provisions of this Restated Certificate of Incorporation or otherwise applicable at such time with respect to shares owned by the Class A Shareholders shall again be in effect. No Class B Shareholder (nor any member of the Nextel Group) shall have any liability or responsibility to the Corporation or any Class A Shareholder upon or by reason of any termination or failure to consummate a Section 5.5 Sale except as expressly set forth above in this Section 5.5.

(c)    Promptly after the consummation of the Section 5.5 Sale by the Section
5.5 Purchaser, the Section 5.5 Purchaser shall give notice thereof to the Class A Shareholders, and shall remit to each of the Class A Shareholders who have surrendered their certificates the total consideration for the shares of Class A Common Stock transferred pursuant hereto.

(d) The sale obligations of the Class A Shareholders under this Section 5.5 shall be subject to the following conditions:

(i) upon the consummation of such sale, all of the Class A Shareholders participating therein will receive the same form and amount of consideration per share, or if any Class A Shareholders are given an option as to the form and amount of consideration to be received, all Class A Shareholders participating therein will be given the same option;

(ii) no Class A Shareholder shall be obligated to pay any expenses incurred in connection with a consummated sale; and

(iii) no Class A Shareholder shall be required to provide any representations, indemnities or other agreements in connection with such sale.

(e) In connection with any Section 5.5 Sale in which the Class A Shareholders elect to participate, the Board of Directors shall engage an investment banking firm of nationally recognized standing to evaluate whether, as a result of transactions, relationships, and understandings between Nextel and the Section
5.5 Purchaser, the Section 5.5 Sale Price is not less than the fair market value of the shares of Class A Common Stock to be sold to the Section 5.5 Purchaser. If such investment banking firm is unable to render an opinion to such effect, the Board of Directors shall submit the Section 5.5 Sale price to arbitration in accordance with Section 12.7 of the Joint Venture Agreement, and the Section 5.5 Sale Price as determined in such arbitration shall be binding on NWIP and the Class A Shareholders. If the arbitrators determine that the
Section 5.5 Sale Price is greater than or equal to the fair market value of the shares of Class A Common Stock, the Class A Shareholders shall pay the fees and expenses of the arbitrators, otherwise NWIP shall pay such fees and expenses.

(f) The Class B Shareholders shall not be permitted to transfer their shares to the Section 5.5 Purchaser unless NWIP shall have assigned (or caused the assignment) for $1.00 to the Corporation not later than the closing day of the
Section 5.5 Sale any FCC licenses acquired by NWIP (or its Subsidiaries) pursuant to Section 4.16 of the Joint Venture Agreement.

5.6 Generally Applicable Provisions. Each of the NWIP Call Right and the Put Right, whether effected as an Article V Purchase or an Article V Redemption, shall be governed by the following provisions:

(a) Transfer of Title. Transfer of title to NWIP of all of the issued and outstanding shares of Class A Common Stock shall occur automatically on the
Article V Closing Date, subject to the payment by or for the account of NWIP to the Payment Agent, on or before such date, of the amount owing to the Record Holders, and thereafter NWIP shall be the sole holder of all issued and outstanding shares of Class A Common Stock, notwithstanding the failure of any Class A Shareholders to tender the certificates representing such shares to the Payment Agent for payment therefor in accordance with Section 5.3(b) or Section 5.4(b). The Corporation shall instruct its transfer agent not to accept any shares of Class A Common Stock for transfer on and after the Article V Closing Date, except for the shares of Class A Common Stock transferred to NWIP. The Corporation shall take all actions reasonably requested by NWIP to assist in effectuating the transfer of shares of Class A Common Stock in accordance with this Section 5.6(a). After the Article V Closing Date, the Record Holders shall have no rights in connection with such Class A Common Stock other than the right to receive the Option Price therefor. The Corporation shall cause its books and records to show that such shares are bound by the provisions of this
Section 5.6(a) and that such shares shall be transferred to NWIP immediately upon deposit by NWIP with the Payment Agent of the amount owing to the Record Holders.

(b) Legend. Any certificates evidencing shares of Class A Common Stock issued by the Corporation shall bear a legend in substantially the following form:

         THE SECURITIES OF THE CORPORATION EVIDENCED HEREBY ARE SUBJECT TO CERTAIN OPTIONS, DESCRIBED IN THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED FROM TIME TO TIME, OF A PERSON TO PURCHASE OR TO CAUSE THE CORPORATION TO REDEEM SUCH SECURITIES, OR OF THE SHAREHOLDERS TO SELL SUCH SECURITIES, AT A PURCHASE PRICE DETERMINED IN ACCORDANCE WITH THE PROVISIONS THEREOF, EXERCISABLE BY WRITTEN NOTICE AT ANY TIME DURING THE PERIODS SET FORTH THEREIN. COPIES OF THE RESTATED CERTIFICATE OF INCORPORATION ARE AVAILABLE AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION LOCATED AT 4500 CARILLON POINT, KIRKLAND, WASHINGTON, AND WILL BE FURNISHED WITHOUT COST TO SHAREHOLDERS ON REQUEST.

Upon the termination or expiration (other than by exercise) of the NWIP Call Right and the Put Right, the Corporation shall, at the request of any holder of shares of Class A Common Stock bearing the legend set forth above, remove such legend from such shares.

(c) No Conflicting Action. The Corporation shall not take, or permit any Person within its control to take, any action inconsistent with the rights of NWIP and the obligations of the Corporation under this Article V. The Corporation shall not enter into any agreement, arrangement or understanding, either oral or written, that is inconsistent with the rights of NWIP under this
Article V.

(d) Amendment. This Article V may not be amended or repealed without the affirmative vote or, notwithstanding any contrary provisions of the Bylaws of the Corporation, written consent of NWIP and holders of at least a majority of the shares of Class A Common Stock then outstanding, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

(e) Termination. The NWIP Call Right shall terminate on the earliest to occur of: (i) the Article V Closing Date; (ii) if the NWIP Call Right is not exercised, 11:59 p.m., New York time, on the last day on which the NWIP Call Right may be exercised hereunder; and (iii) the failure by NWIP to deposit Nextel Shares or cash with the Payment Agent as required by this Article V. The Corporation shall promptly notify each Record Holder in writing upon the occurrence of the events described in Section 5.6(e)(iii).

(f) Delay Due to FCC Approval. The closing for the purchase of the shares of Class A Common Stock pursuant to this Article V (the "Article V Closing") shall occur as promptly as practicable (but in no event later than 30 days) after receipt by the Class A Shareholders of the NWIP Call Notice or exercise by the Class A Shareholders of the Put Right, provided that if the purchase of any Class A Shareholder's shares is subject to prior regulatory approval or requires the determination of Fair Market Value in accordance with Section 5.7, the Corporation and such shareholder will use their reasonable best efforts to obtain the necessary regulatory approvals and the 30-day period shall be extended until the later of (i) the expiration of five Business Days after all such regulatory approvals shall have been received and (ii) the determination of Fair Market Value. At the Article V Closing, each Class A Shareholder shall deliver to the Corporation or NWIP, as the case may be, certificates representing such Class A Shareholder's shares, duly endorsed, together with all other documents required to be executed in connection with the sale of such shares (it being understood that in no event shall a Class A Shareholder be obligated to make any representations and warranties, or to provide any indemnities, with respect to any matters other than title to the shares held by such Person, such title being free and clear of all liens and encumbrances, and such Person's authority, authorization and right to enter into and consummate the sale without contravention of any law or agreement, and without the need for any third party (not including any governmental or regulatory) consent or approval). At the Article V Closing or as otherwise permitted by Section 5.2, NWIP shall deliver to each Class A Shareholder such Class A Shareholder's portion of the Option Price, allocated pursuant to Section 5.7(g), to the address such Class A Shareholder shall have specified in writing. If any Class A Shareholder should fail to deliver such certificates to NWIP and NWIP has deposited such Class A

Shareholder's proportionate share of the Option Price for such certificates with the Payment Agent, such shares shall no longer be deemed to be outstanding and all rights of such shareholder with respect to such shares will terminate except the right to receive the Option Price. The Corporation shall cause the books and records of the Corporation to show that such Shares are bound by the provisions of this Section 5.6(f) and that such Shares shall be transferred to the Corporation or NWIP, as the case may be, immediately upon surrender for transfer by the holder thereof.

(g) The Option Price payable pursuant to this Article V shall be allocated to each Class A Shareholder based on such shareholder's Percentage Ownership.

(h)     Warrants; Options; Restricted Stock.

(i) Vested in-the-money options and warrants will be exercised for cash prior to the Article V Closing or will be exchanged at such closing for an amount equal to the Option Price (on a per share basis) minus the exercise price of such option or warrant multiplied by the number of shares subject to such options or which can be purchased pursuant to such warrants.

(ii) Vested in-the-money options and warrants, together with any shares of Common Stock or options then beneficially owned by the Management Shareholders that vest upon the consummation of the NWIP Call Right or Put Right in accordance with the Restricted Stock Purchase Agreements or the 1999 Stock Option Plan, as the case may be, will be included both in the determination of Percentage Ownership of the Corporation and in the allocation of the NWIP Call Price among the Class A Shareholders (it being understood that NWIP's acquisition of all the outstanding shares of Class A Common Stock pursuant to this Article V shall constitute a "Change in Control of the Company" for purposes of the Restricted Stock Purchase Agreements and the 1999 Stock Option
Plan).

(iii) Any warrants, options or other securities (other than the Class B Common Stock) exercisable or exchangeable for, or convertible into, shares of Class A Common Stock that are not exercised, exchanged or converted by the holders thereof at or prior to the Article V Closing or otherwise in accordance with Section 5.1(b)(iv) shall be canceled effective upon such closing, and the Corporation's books and records shall reflect such cancellation.

5.7 Fair Market Value Calculation. For purposes of this Article V, Fair Market Value will be determined as follows:

(a) "Fair Market Value" of the Corporation means the price that would be paid for all of the Corporation Capital Stock (excluding the Series B Preferred and any mandatorily redeemable pay-in-kind non-convertible securities) by a willing buyer to a willing seller, in an arm's-length transaction, as if the Corporation were a publicly traded and non-controlled corporation and the buyer was acquiring all of such Corporation Capital Stock of the Corporation, and assuming that the Corporation was being sold in a manner designed to attract all possible participants to the sales process (including Nextel and its Competitors, subject to the provisions below) and to maximize stockholder value (including, if necessary, through a public or private market sale or other disposition (including tax-free spin-offs, if possible) of businesses prohibited by legal restrictions to be owned by a particular buyer or class of buyer), with both buyer and seller in possession of all material facts concerning the Corporation and its business. In all cases, Fair Market Value for the Corporation will include a control premium and there will be no minority or illiquidity discount. Fair Market Value of the Corporation shall be determined on the assumption that in a competitive acquisition market with Nextel and prospective buyers other than Nextel, the Corporation would be at least as valuable to other prospective buyers as to Nextel. Fair Market Value shall be determined on the assumption that the Corporation is at least as valuable as if it were a part (although separable) of Nextel, with the valuation of the Corporation for purposes of this sentence being derived from a valuation of Nextel consistent with the first sentence of this paragraph but without taking into account a control premium for Nextel (it being understood that a control premium, however, will be applied to the Corporation). Fair Market Value of the Corporation will not include any premium solely due to the fact that a competitor of Nextel might be willing to pay a premium for the Corporation in order to hamper or impede Nextel's growth or strategy. If the Corporation's stock is publicly traded, Fair Market Value will take into consideration (i) the trading activity and history of the Corporation's stock and (ii) the Corporation's most recent "unaffected" public market stock price. In making the determination of Fair Market Value of the Corporation, the Corporation will be given the benefit of the fact that it uses the Nextel brand name, business and technology pursuant to the Joint Venture Agreement and the other Transaction Documents, but there will be no discount or premium included in any valuation of the Corporation relative to its business as conducted or reasonably expected to be conducted due to the facts that (v) the Corporation will not own but Nextel will directly or indirectly lease or otherwise make available to the Corporation certain of its rights, assets and services pursuant to the Joint Venture Agreement and the other Collateral Agreements, or pursuant to any other agreements or arrangements entered into from time to time between Nextel and/or its Subsidiaries, on the one hand, and the Corporation and/or its Subsidiaries, on the other hand, (w) in certain circumstances Nextel will have the right to acquire the Corporation's FCC licenses, and in such a case, the Corporation will not own, but Nextel and/or its Subsidiaries will directly or indirectly make available to the Corporation, the right to manage the use of the frequencies subject to such licenses, (x) Nextel directly or indirectly has, and may exercise, certain aspects of control over the Corporation's business and the Corporation, (y) Nextel directly or indirectly provides certain services and other benefits to the Corporation on a cost or subsidized basis and (z) there may be few potential buyers for the Corporation due to any real or perceived control of the Corporation exercised by Nextel or due to the fact that only Nextel has an identical technology platform.

(b) Within 20 days after notice is given of the exercise of a Put Right or an NWIP Call Right, the Board of Directors (by majority vote with the NWIP
Designee abstaining) will select and identify to NWIP a nationally recognized investment banker or appraiser (the "First Appraiser") and NWIP will select and identify to the shareholders a nationally recognized investment banker or appraiser (the "Second Appraiser"). The date when both appraisers have been identified, is the "Start Date". NWIP, the Corporation and the other shareholders will (and NWIP will cause Nextel to) cooperate with any appraisers appointed under this Section and share with each such appraiser all information relevant to a valuation of the Corporation. Within 30 days of the Start Date, the First Appraiser and the Second Appraiser will each determine its preliminary view of the Fair Market Value of the Corporation in accordance with the criteria set forth in Section 5.7(a), and will consult with each other with respect to their respective preliminary values. On or prior to the 45th day after the Start Date, the First Appraiser and the Second Appraiser will each render to the shareholders its written report on the Fair Market
Value of the Corporation.

(c) If the higher Fair Market Value determined under Section 5.7(b) (the "High Value") is not more than 110% of the lower Fair Market Value determined under Section 5.7(b) (the "Low Value"), then the Fair Market Value will be the average of the High Value and the Low Value. If the High Value is more than 110% of the Low Value, then, not more than 60 days after the Start Date, the First Appraiser and the Second Appraiser will together designate another nationally recognized investment banker or appraiser (the "Third Appraiser"), who will not be informed of the values determined by the First and Second Appraisers. The Third Appraiser will make a determination of the Fair Market Value of the Corporation in accordance with the criteria set forth in Section 5.7(a) and deliver its written report to the shareholders (the "Third Value") not more than 30 days after the Third Appraiser is designated. If the Third Value is within the middle one third of the range of values between the High Value and the Low Value (the "Mid-Range"), Fair Market Value will be the Third Value. If the Third Value does not fall within the Mid-Range, the Fair Market Value will be the average of (x) the Third Value and (y) either (i) the High Value or (ii) the Low Value, whichever is closest to the Third Value, provided that the Fair Market Value shall not be less than the Low Value nor greater than the High Value.

(d) The determination of Fair Market Value under Section 5.7(c) will be final and binding on all Class A Shareholders unless a challenge (a "Notice of Challenge") by any Class A Shareholder is filed with NWIP pursuant to this
Section 5.7(d) within 20 days of the receipt by the Class A Shareholders of the final determination under Section 5.7(c). As soon as practicable after the end of the 20-day period for giving a Notice of Challenge, NWIP will notify the Corporation and all challengers of the names and addresses of all challengers. Not more than 10 days after receiving such notice, the challengers will, in a writing executed by all of them, notify the Corporation and NWIP of the challenger that has been selected as their representative and who has been given irrevocable authority to represent the challengers for all proceedings under this Section 5.8(d) (the "Challenger's Representative"). If the Corporation and NWIP do not receive the executed writing from the challengers in the 10-day period, the Corporation will select a challenger by lot to act as the Challenger's Representative, and will notify NWIP and all the challengers of the party selected. If the Challenger's Representative is selected by lot, each challenger will have 5 days to notify the Corporation and NWIP that it elects to irrevocably abandon the challenge, and to accept its share of the Fair Market Value as determined under Section 5.8(c). Any challenger that does not abandon the challenge as described in the preceding sentence, will be deemed to have irrevocably designated the Challenger's Representative selected by lot as its agent for purposes of proceedings under this Section 5.8(d). No challenger can participate in the challenge proceeding except through the Challenger's Representative. Any Class A Shareholder that does not give notice and join the challengers will be paid its appropriate share of Fair Market
Value (as determined under Section 5.8(c)), but will be forever barred from asserting any objection to Fair Market Value as so determined. The procedures provided for in this Section 5.7(d), including the

Challenge Floor Price and Challenge Ceiling Price, each as hereinafter defined, shall not be considered by any appraiser in determining Fair Market Value.

(e) The determination of Fair Market Value under Section 5.7(c) will be final and binding on NWIP unless NWIP believes that the Fair Market Value determined under Section 5.7(c) does not reflect the true Fair Market Value or was improperly determined and gives notice to each Class A Shareholder and to the Corporation within 20 days of receiving the final determination under Section 5.7(c) that it is initiating a proceeding under this Section 5.7(e). Not more than 10 days after receiving a notice under the preceding sentence, the Class A Shareholders will designate, by majority vote, a representative and notify NWIP and the Corporation in writing of the identity of such representative (or, if such designation by majority vote does not occur for any reason, then the Corporation will select a representative by lot and shall notify NWIP and the other Class A Shareholders in writing of such selection), who will be irrevocably authorized to be the "Challenger's Representative" to act as the agent of all Class A Shareholders in the defense of the challenge by NWIP. No Class A Shareholder will have the right to participate in the defense except through the Challenger's Representative.

(f) The party or parties bringing the challenge will be required to demonstrate to a tribunal composed of three persons with expertise in valuing companies similar to the Corporation, one selected by each of NWIP and the Board of Directors and the third member of the tribunal selected by the first two members, that the Fair Market Value determined under Section 5.7(c) (or the underlying values determined by the Appraisers on which it was based) was grossly incorrect or fraudulently obtained; and what the correct Fair Market Value should be. The tribunal determining the challenge is to determine Fair Market Value and no party will seek to have that determination referred to an investment banker or appraiser (although they may testify or offer evidence to the tribunal).

(g) If there is a challenge by NWIP pursuant to Section 5.7(e), regardless of the outcome of the proceeding, the amount to be paid to the Class A
Shareholders may be higher than their proportionate share of the amount that they would have received if the Fair Market Value were equal to the Challenge Ceiling Price but will not be less than their proportionate share of the amount that they would have received if the Fair Market Value were equal to the Challenge Floor Price. If there is a challenge by the Board of Directors pursuant to Section 5.7(d), regardless of the outcome of the proceeding, the amount to be paid to the Class A Shareholders may be less than their proportionate share of the amount that they would have received if the Fair Market Value were equal to the Challenge Floor Price but will not be more than their proportionate share of the amount that they would have received if the Fair Market Value were equal to the Challenge Ceiling Price.

(h)    The following terms have the following meanings:

         "Challenge Ceiling Price" means an amount equal to the sum of those amounts that for each tranche of capital actually invested in the Corporation (whether contributed in cash or in kind and, if in kind, valued as set forth in Section 5.7(i)), would return to investors in each tranche (regardless of whether there are any investors from that tranche who continue as equity holders, and without regard to any purchase or sale transactions or the price of such transfers among equity holders) an amount that would represent a 30% internal rate of return on the amount of capital invested in connection with such tranche, compounded annually from the date that such capital relating to such tranche was contributed to the date of the determination.

         "Challenge Floor Price" means an amount equal to the sum of those amounts that for each tranche of capital actually invested in the Corporation (whether contributed in cash or in kind and, if in kind, valued as set forth in the Section 5.7(i)), would return to investors in each tranche (regardless whether there are any investors from that tranche who continue as equity holders, and without regard to any purchase or sale transactions or the price of such transfers among equity holders) an amount that would represent a 10% internal rate of return on the amount of capital invested in connection with such tranche, compounded annually from the date that such capital relating to such tranche was contributed to the date of the determination.

         "Investment Formula Price" means in respect of each tranche of capital actually invested in the Corporation (whether contributed in cash or in kind, but excluding the Series B Preferred Stock), an amount that would represent a 20% internal rate of return on the amount of capital invested in connection with such tranche (regardless of whether there are any investors from such tranche who continue as equity holders, and without regard to any purchase or sale transactions or the price of such transfers among equity holders), compounded annually from the date that such capital relating to such tranche was contributed to the date of the purchase.

(i) For purposes of calculating the Investment Formula Price, Challenge Ceiling Price and Challenge Floor Price, except for frequencies which will be valued as provided in Exhibit 4.1 to the Joint Venture Agreement, the Board of Directors shall place a cash equivalent value on each non-cash capital investment made in the Corporation at the time such investment is made, and such cash equivalent value shall be used in all calculations of Investment Formula Price, Challenge Ceiling Price, and Challenge Floor Price.


                                   ARTICLE VI

                                  DEFINITIONS

         As used in this Restated Certificate of Incorporation, the following terms shall have the following meanings:

         "Accreted Liquidation Preference" means the initial liquidation preference of the Series B Preferred Stock equal to $21,850,000, accreting at an annual rate of 12% (computed on the basis of a 360-day year), compounding quarterly and accruing daily from the date of issuance of the Series B Preferred Stock to NWIP up to and including the date fixed for the redemption of the Series B Preferred Stock or, if earlier, the liquidation, dissolution or winding-up of the Corporation.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no security holder of the Corporation shall be deemed an Affiliate of any other security holder solely by reason of any investment in Corporation nor shall any Person be deemed an Affiliate of the Corporation solely by reason of veto, approval or similar rights granted to such Person pursuant to any of the Transaction Documents. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Appraisers" means the NWIP Appraiser and the Corporation Appraiser.

         "Article V Closing" is defined in Section 5.6(g).

         "Article V Closing Date" means (a) with respect to an Article V Redemption pursuant to Section 5.4, the Article V Redemption Date, or (b) with respect to an Article V Purchase pursuant to Section 5.3, the Article V Purchase Date.

         "Article V Purchase" is defined in Section 5.1(a)(ii).

         "Article V Purchase Date" is defined in Section 5.3(a).

         "Article V Redemption" is defined in Section 5.1(a)(ii).

         "Article V Redemption Date" is defined in Section 5.4(a).

         "Article V Transaction" means either the Article V Purchase or the
Article V Redemption, as elected by NWIP on or prior to the Article V Transaction Date.

         "Board of Directors" is defined in Section 4.2(a).

         "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York.

         "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of stock of, or other ownership interests in, such Person.

         "Class A Common Stock" is defined in Section 4.1(b).

         "Class A Conversion Rate" means, for each share of Capital Stock of the Corporation that is convertible at the Class A Conversion Rate, one fully paid and non-assessable share of Class A Common Stock of the Corporation. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Class A Common Stock into a greater number of shares, the Class A Conversion Rate in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding shares of Class A Common Stock shall be combined into a smaller number of shares, the Class A Conversion Rate in effect immediately prior to such combination shall be proportionately reduced.

         "Class A Shareholder" means a holder of shares of Class A Common
Stock.

         "Class B Common Stock" is defined in Section 4.1(b).

         "Class B Conversion Rate" means, for each share of Capital Stock of the Corporation that is convertible at the Class B Conversion Rate, one fully paid and non-assessable share of Class B Common Stock of the Corporation. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Class B Common Stock into a greater number of shares, the Class B Conversion Rate in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding shares of Class B Common Stock shall be combined into a smaller number of shares, the Class B Conversion Rate in effect immediately prior to such combination shall be proportionately reduced.

         "Class B Shareholder" means a holder of shares of Class B Common
Stock.

         "Closing" means the consummation of the transactions at the closing contemplated by the Subscription Agreement.

         "Closing Date" means the date of the Closing.

         "Closing Price" on any Trading Day, with respect to the per share price of any shares of Capital Stock of any Person, means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by such Person for that purpose. If no such Closing Price exists with respect to shares of any such class, the value of such shares shall be determined by the Board of Directors of such Person in good faith and evidenced by a resolution of such Board of Directors.

         "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

         "Competitor" means (i) a Telecommunications Company, or (ii) any Person beneficially owning more than 50% of the total common equity or Voting Stock of or otherwise controlling a Telecommunications Company, or (iii) any Person the total common equity or Voting Stock of which is more than 50% beneficially owned or otherwise controlled by an entity described in clause (i) or (ii).

         "Control" of a Person means the power, direct or indirect, (i) to vote or direct the voting of more than 50% of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Convertible Preferred Stock" is defined in Section 4.1(a).

         "Corporation Appraiser" means a nationally recognized investment banker or appraiser selected by the Corporation.

         "Corporation Capital Stock" means the Common Stock, the Convertible Preferred Stock, the Series B Preferred Stock, the Warrants (as defined in the Subscription Agreement) and any other equity security issued by the Corporation.

         "DGCL" is defined in Article III.

         "Dividend Record Date" is defined in Section 4.3(a).

         "Fair Market Value" is defined in Section 5.7.

         "FCC" means the Federal Communications Commission or similar regulatory authority established in replacement thereof.

         "First Appraiser" is defined in Section 5.7(b).

         "Fully Diluted" means, with respect to any class of Corporation Capital Stock and without duplication, all outstanding shares and all shares issuable in respect of outstanding securities convertible into or exchangeable for Common Stock, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock; provided that no Person shall be deemed to own such number of Fully Diluted shares of such class as such Person has the right to acquire from any Person other than the Corporation.

         "High Value" is defined in Section 5.7(c).

         "Initial Public Offering" means the initial public offering of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement filed in connection with a transaction of the type described in Rule 145 of the Securities Act or for the purpose of issuing securities pursuant to an employee benefit plan.

         "Investment Formula Price" is defined in Section 5.7(h).

         "IPO Date" means the date of closing of the Initial Public Offering.

         "Joint Venture Agreement" means the Joint Venture Agreement, dated as of the Closing Date, among the Corporation, Opco and NWIP, as it may be amended from time to time.

         "Low Value" is defined in Section 5.7(c).

         "Management Shareholders" means John Chapple, John Thompson, David Thaler, David Aas, Perry Satterlee and Mark Fanning.

         "Mandatory Conversion Date" is defined in Section 4.10(d).

         "Mandatory Redemption Date" means February 11, 2010.

         "Mid-Range" is defined in Section 5.7(c).

         "NDS" means, collectively, all of Nextel's Subsidiaries operating all or any portion of an ESMR Network (as defined in the Joint Venture Agreement) in the United States.

         "Nextel" means Nextel Communications, Inc. and its successors and assigns, including any surviving or transferee Person of a transaction described in clause (iii) of the definition of Nextel Sale.

         "Nextel Group" means Nextel and its Subsidiaries.

         "Nextel Sale" is defined in Section 4.01(h) of the Shareholders' Agreement.

         "Nextel Shareholder" is defined in Section 1.01 of the Shareholders Agreement.

         "Nextel Shares" is defined in Section 5.2(a).

         "1999 Stock Option Plan" means the 1999 Nonqualified Stock Option Plan of the Corporation, effective on the Closing Date, as it may be amended from time to time.

         "Notice of Challenge" is defined in Section 5.7(d).

         "NWIP" means Nextel WIP Corp., a Delaware corporation and a wholly owned Subsidiary of Nextel or any Nextel Shareholder.

         "NWIP Appraiser" means a nationally recognized investment banker or appraiser selected by NWIP and identified to the Corporation in a NWIP Call Notice.

         "NWIP Call Notice" is defined in Section 5.1(a)(ii).

         "NWIP Call Price" is defined in Section 5.1(a)(iii).

         "NWIP Call Right" is defined in Section 5.1(a)(i).

         "NWIP Designee" is defined in the Shareholders' Agreement.

         "NWIP Preemption Put" is defined in Section 5.1(b)(i)(B).

         "Opco" means Nextel Partners Operating Corp., a Delaware corporation and a wholly owned subsidiary of the Corporation.

         "Option Price" means, as applicable, the NWIP Call Price or the Put Price.

         "Other Entity" is defined in Section 9.1.

         "Payment Agent" means a bank, transfer agent or similar entity designated by NWIP.

         "Percentage Ownership" means, with respect to any shareholder or any group of shareholders at any time, (i) the number of shares of Fully Diluted Common Stock that such shareholder or group of shareholders beneficially owns (and (without duplication) has the right to acquire from the Corporation) at such time, divided by (ii) the total number of shares of Fully Diluted Common Stock at such time.

         "Person" means a corporation (including a business trust), association, partnership, organization, company, business, individual, joint stock company, trust, joint venture, limited liability company, government or political subdivision thereof, or governmental agency, or other entity of any nature whatsoever.

         "Preemption Right" is defined in the Shareholders' Agreement.

         "Preferred Stock" is defined in Section 4.1(a).

         "Proceeding" is defined in Section 9.1.

         "Put Event" is defined in Section 5.1(b)(i).

         "Put Price" is defined in Section 5.1(b)(iii).

         "Put Right" is defined in Section 5.1(b)(i).

         "Qualifying DLJ Demand" is defined in the Shareholders' Agreement.

         "Record Date" means the date on which record ownership of the Class A Common Stock is to be determined for purposes of Section 5.3(a) and 5.4(a).

         "Record Holder" means a holder of record of Class A Common Stock.

         "Redemption Date" is defined in Section 4.6(c)(iii)(A).

         "Redemption Notice" is defined in Section 4.6(c)(iii)(A).

         "Restricted Stock Purchase Agreements" means the Restricted Stock Purchase Agreements, dated as of November 20, 1998, as amended, between the Corporation and each of the Management Shareholders, as amended from time to time.

         "SEC" means the Securities and Exchange Commission.

         "Second Appraiser" is defined in Section 5.7(b).

         "Section 5.5 Notice" is defined in Section 5.5(a).

         "Section 5.5 Purchaser" is defined in Section 5.5(a).

         "Section 5.5 Sale" is defined in Section 5.5(a).

         "Section 5.5 Sale Price" is defined in Section 5.5(a).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Discount Notes" means the Corporation's 14% Senior Discount Notes due 2009 in the aggregate principal amount at maturity of $400,000,000.

         "Senior Notes Indenture" means the Indenture relating to the Senior Discount Notes.

         "Senior Security" means, with respect to any series of Preferred Stock, any class or series of Capital Stock of the Corporation that (i) ranks senior to such series of Preferred Stock with respect to distributions upon the liquidation, winding-up and dissolution of the Corporation or (ii) has voting rights to which the holders of such series of Preferred Stock are not entitled (other than voting rights granted under applicable law); provided, that any class or series of Capital Stock that (a) is subject to mandatory redemption by the Corporation, (b) does not entitle the holder thereof to receive dividends except by payment of additional shares of such Capital Stock and (c) is not convertible into or exchangeable for (or convertible into or exchangeable for into any debt or equity security that is convertible into or exchangeable for) Common Stock, shall not be considered a "Senior Security" for purposes of this Restated Certificate of Incorporation.

         "Series A Preferred Stock" is defined in Section 4.1(a).

         "Series B Preferred Stock" is defined in Section 4.1(a).

         "Series C Preferred Stock" is defined in Section 4.1(a).

         "Series D Preferred Stock" is defined in Section 4.1(a).

         "Shareholders' Agreement" means the Shareholders' Agreement, dated as of the Closing Date, among the Corporation and the shareholders named therein, as amended from time to time.

         "Start Date" is defined in Section 5.7(b).

         "Subscription Agreement" means the Subscription and Contribution Agreement, dated as of the Closing Date, among the Corporation and the investors named therein, as amended from time to time.

         "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Telecommunications Company" means any Person whose total Telecommuni cations Revenue is at least 10% of its revenues (calculated on a consolidated basis).

         "Telecommunications Revenue" of any Person means all revenue derived from the transmission or exchange of non-video data or voice information by any form of wire, cable, fiber optic or wireless transmission in geographic markets where Nextel or the Corporation is either (1) doing business, or (2) holds a telecommunications license and has publicly stated its intention to do business, and includes the revenue that the company derives by engaging in the business of transmitting or exchanging video information to the extent that Nextel offers services to transmit or exchange video information in the relevant geographic area. For purposes of this definition, (A) Nextel includes any entity in which Nextel holds a 10% or greater direct or indirect ownership interest that uses an iDEN or similar technology platform compatible with that used by Nextel and (B) the Corporation includes the Corporation and all of its Subsidiaries.

         "Third Appraiser" is defined in Section 5.7(c).

         "Third Value" is defined in Section 5.7(c).

         "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

         "Transaction Documents" is defined in the Subscription Agreement.

         "Voting Record Date" is defined in Section 4.4(a).

         "Voting Stock" means any Capital Stock which ordinarily has voting power for the election of directors (or persons performing similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.


                                  ARTICLE VII

                               PREEMPTIVE RIGHTS

         No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                                  ARTICLE VIII

                             ELECTION OF DIRECTORS

         Election of Directors need not be by written ballot.


                                   ARTICLE IX

                                INDEMNIFICATION

9.1 Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (a "Proceeding"), whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or incorporator of the Corporation, or is or was serving at the request of the Corporation as a director, officer or incorporator of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article IX.

9.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any director or officer (or any other person the Board of Directors determines is entitled to indemnification hereunder in a specific instance), the funds necessary for payment of expenses, including attorneys, fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if (and only if) required by the DGCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

9.3 Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Restated Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

9.4 Continuing Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder), shall inure to the benefit of the executors, administrators, legatees and distributees of such person, and in either case, shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article IX.

9.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX, the Bylaws or under
Section 145 of the DGCL or any other provision of law.

9.6 Contract Rights; No Repeal. The provisions of this Article IX shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article IX is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article IX shall affect any rights or obligations with respect to any state of facts then or, heretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

9.7 Enforceability; Burden of Proof. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

9.8 Service at the Request of the Corporation. Any director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.


                                   ARTICLE X

                                  EXCULPATION

10.1 Exculpation. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article X is in effect shall be deemed to be doing so in reliance on the provisions of this Article X, and neither the amendment or repeal of this
Article X, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article X, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article X are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.


                                  ARTICLE XI

                   REDEMPTION REQUIRED BY GOVERNMENTAL RULES

         Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board, if in the judgment of the Board such action should be taken, pursuant to
Section 151(b) of the GCL or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications; provided, that the Corporation shall notify any Disqualified Holder prior to redeeming its shares and, at the request of any Disqualified Holder, use its commercially reasonable best efforts to obtain a waiver from such governmental agency. The terms and conditions of such redemption shall be as follows:

(a)    the redemption price of the shares to be redeemed pursuant to this
Article XI shall be equal to the lesser of (i) the Article XI Redemption Value or (ii) if such stock was purchased by such Disqualified Holder within one year of the Article XI Redemption Date, such Disqualified Holder's purchase price for such shares;

(b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares held by the DLJ Entities (as defined in the Shareholders' Agreement) shall be the last of any such shares to be redeemed, and the other shares (if any) to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

(d) at least 30 days' written notice of the Article XI Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Article XI Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(e) from and after the Article XI Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(f)    such other terms and conditions as the Board shall determine.

For purposes of this Article XI:

(i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency hold by the Corporation or any of its Subsidiaries to conduct any portion of the business of the Corporation or any of its Subsidiaries.

(ii) "Article XI Redemption Value" of a share of the Corporation's stock-of any class or series shall mean the average Closing Price for such a share for each of the 45 most-recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to,-- paragraph (d) of this Article XI; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or the NASDAQ National Market, "Article XI Redemption Value" shall be determined by the Board in good faith.

(iii) "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange on which such stock is listed, or on the NASDAQ National Market, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

(iv) "Article XI Redemption Date" shall mean the date fixed by the Board for the redemption of any shares of stock of the Corporation pursuant to this
Article XI.

(v) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Article XI, at least equal to the price required to be paid pursuant to paragraph (a) of this Article XI (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Restated Certificate of Incorporation this 28th day of January, 1999.



                                                  /s/ Donald J. Manning
                                                  -----------------------
                                                  Name: Donald J. Manning
                                                  Title: Secretary